                                                                   EXHIBIT 4.07

                         Dated as of November 25, 1996



Institutional Venture Partners VI
Institutional Venture Management VI
IVP Founders Fund I, L.P.
Tribune Company
Kleiner Perkins Caufield & Byers VII
KPCB VII Founders Fund
KPCB Information Sciences Zaibatsu Fund II
         (collectively, the "Participating Shareholders")


      Re:      Registration Rights for Common Stock of Excite, Inc.


Ladies and Gentlemen:


        This Letter Agreement ("Letter Agreement") is entered into as of November 25, 1996, by and among Excite, Inc., a California corporation ("Excite"), America Online, Inc., a Delaware corporation ("AOL"), AOL Ventures, Inc., a Delaware corporation and a wholly owned subsidiary of AOL ("AOL Ventures") and the Excite shareholders whose names are set forth on the signature pages hereto (the "Participating Shareholders"). Reference is hereby by made to the following agreements:

                (1) Restated and Amended Investors' Rights Agreement ("Investors' Rights Agreement") dated as of March 8, 1996 by and among Excite and the investors (the "Investors") listed on the signature pages thereto, as further amended by (i) Amendment to the Investors' Rights Agreement dated as of August 1, 1996 by and among Excite and the Investors, and (ii) Amendment to the Investors' Rights Agreement dated as of November 25, 1996 by and among Excite and the Investors (the "Second Amendment"); and

                (2) Registration Rights Agreement ("Registration Rights Agreement") dated as of November 25, 1996 by and between Excite, AOL and AOL Ventures ("AOL Ventures") (AOL and AOL Ventures are collectively referred to herein as "AOL").

         As of November 25, 1996, AOL and Excite have entered into an Acquisition Agreement (the "Acquisition Agreement") and other related agreements, including the Registration Rights Agreement, pursuant to which AOL will be issued or have the right to be issued shares of Excite's Series E Preferred Stock which will be convertible, pursuant to Excite's Articles of Incorporation, into shares of Excite Common Stock.



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Dated as of November 25, 1996
Page 2



         The Registration Rights Agreement entered into concurrently with the Acquisition Agreement is intended to supersede the Investors' Rights Agreement with respect to all registration rights to be held by AOL with respect to the shares of Excite Common Stock beneficially owned by it (but does not otherwise negatively affect the rights of the other parties to the Investors' Rights Agreement) and by its terms provides AOL with the right to request various types of registrations of Excite securities held by it (the "AOL Registrations"). As part of the transaction contemplated by the Acquisition Agreement AOL negotiated for and desires that none of the Investors under the Investors' Rights Agreement have piggyback registration rights with respect to the AOL Registrations. Excite has therefore requested that the Investors, and the Investors have agreed, to waive such rights by executing the Second Amendment to the Investors' Rights Agreement.

        In consideration of the foregoing and intending to be bound hereby, the parties to this Letter Agreement agree as follows:

        1. Notwithstanding any provision of the Second Amendment to the Investors' Rights Agreement to the contrary, Excite shall notify the Participating Shareholders who hold Registrable Securities (as such term is defined in the Investors' Rights Agreement) in writing at least thirty (30) days prior to filing by Excite of any registration statement under the Securities Act on Form S-3 pursuant to the request of AOL under Section 1.3 of the Registration Rights Agreement.

        2. Each Participating Shareholder will be afforded an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Participating Shareholder. Each Participating Shareholder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Participating Shareholder shall, within twenty (20) days after receipt of the above-described notice from Excite, so notify Excite in writing, and in such notice shall inform Excite of the number of Registrable Securities such Participating Shareholder wishes to include in such registration statement. If a Participating Shareholder decides not to include all of its Registrable Securities in any registration statement thereafter filed by Excite, such Participating Shareholder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by Excite with respect to offerings of its securities upon the terms and conditions set forth in the Investors' Rights Agreement.

        3. If AOL intends to distribute AOL Registrable Securities pursuant to a registration requested under Section 1.3 of the Registration Rights Agreement by means of an underwriting, the right of any Participating Shareholder's Registrable Securities to be included in such registration statement pursuant to this Letter Agreement shall be conditioned upon such Participating Shareholders participating in such underwriting and the inclusion of such Participating Shareholder's Registrable Securities in the underwriting to the extent provided herein. All Participating Shareholders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any



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Dated as of November 25, 1996
Page 3



other provision of this Letter Agreement or of the Registration Rights Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of share to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated pro-rata among the AOL Registrable Securities and the Registrable Securities of Participating Shareholders based upon the total number of Registrable Securities held by AOL and each of the Participating Shareholders. If any Participating Shareholder disapproves of the terms of any such underwriting, such Participating Shareholder may elect to withdraw therefrom by written notice to Excite and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Participating Shareholder which is a partnership or corporation, the partners, retired partners and shareholders of such Participating Shareholder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "Participating Shareholder", and any pro-rata reduction with respect to such Participating Shareholder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Participating Shareholder", as defined in this sentence.

        4. The Participating Shareholders' pro-rata share of expenses incurred in connection with their participation in any registration effected by Excite at the request of AOL pursuant to Section 1.3 of the Registration Rights Agreement (excluding underwriters' and brokers' discounts and commission and fees and expenses of counsel for the Participating Shareholders), including, without limitation all federal and "blue sky" registration and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for Excite, shall be borne by Excite.

        5. This Letter Agreement, the Investors' Rights Agreement and the Registration Rights Agreement constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. This Letter Agreement may be amended only by an instrument in writing signed by each of the parties hereto.

        6. This Letter Agreement shall be governed by and construed exclusively in
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Dated as of November 25, 1996
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accordance with the laws of the State of California, excluding that body of law relating to conflicts of laws.

        7. For the convenience of the parties, this Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        Please indicate your agreement to the above by executing a copy of this Letter Agreement where indicated below and returning a copy to Excite.


EXCITE,INC.                               AOL VENTURES, INC.


By: /s/ George Bell                      By: /s/ Miles Gilburn
  ---------------------------------      --------------------------------------
    George Bell, President
                                          Name: Miles Gilburn
                                         --------------------------------------

                                         Title: Senior Vice President
                                                Corporate Development
                                         --------------------------------------
AMERICA ONLINE, INC.


Name: /s/ Miles Gilburn
      -----------------------------
Title: Senior Vice President
       Corporate Development
      -----------------------------



PARTICIPATING SHAREHOLDERS:


INSTITUTIONAL VENTURE PARTNERS VI         INSTITUTIONAL VENTURE
By: Its Managing General Partner          MANAGEMENT VI
    Institutional Venture
    Management VI


By:  /s/ GEOFFREY Y. YANG                 By:  /s/ GEOFFREY Y. YANG
   ---------------------------------      -------------------------------------
    GEOFFREY Y. YANG, GENERAL PARTNER         GEOFFREY Y. YANG, GENERAL PARTNER



IVP FOUNDERS FUND I, L.P.                 KLEINER PERKINS CAUFIELD &
By: Its General Partner                   BYERS VII
    Institutional Venture
    Management VI

By:  /s/ GEOFFREY Y. YANG                 By:  /s/ VINOD KHOSLA
   ---------------------------------      -------------------------------------
    GEOFFREY Y. YANG, GENERAL PARTNER        VINOD KHOSLA, GENERAL PARTNER






                            (CONTINUED ON NEXT PAGE)





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Dated as of November 25, 1996
Page 5



KPCB VII FOUNDERS FUND                        KPCB INFORMATION SCIENCES
                                              ZAIBATSU FUND II
                                              By: Its General Partner
                                              KPCB VII Associates



By: /s/ VINOD KHOSLA                     By: /s/ VINOD KHOSLA
    ------------------------------       ----------------------------------
    VINOD KHOSLA, GENERAL PARTNER        VINOD KHOSLA, GENERAL PARTNER



TRIBUNE COMPANY

By: /s/Donn Davis
    -----------------------------
Name: Donn Davis
      ---------------------------
Title: President
       --------------------------




      (SIGNATURE PAGE OF LETTER AGREEMENT, DATED AS OF NOVEMBER 25, 1996)